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Filed Pursuant to Rule 424(b)(3)
Commission File No. 333-169702

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 7, 2010

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated September 30, 2010)

$

Questar Corporation

           % Senior Notes due

We are offering $              million aggregate principal amount of our         % Senior Notes due             . We will pay interest on the notes on             and              of each year, commencing on                           , 2011. The notes will mature on                           ,         . We may redeem the notes, at any time in whole or from time to time in part, at the redemption prices described in this prospectus supplement.

The notes will be our unsecured senior obligations, will rank equally in right of payment with all of our existing and future unsecured senior debt and will rank senior in right of payment to all of our existing and future unsecured subordinated debt.

Investing in the notes involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and on page 5 of the accompanying prospectus.

	Per Note	Total
Public offering price	$	$
Underwriting discount	$	$
Proceeds, before expenses, to us1	$	$

1
Plus accrued interest, if any, from December     , 2010, if delivery occurs after such date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book entry form through The Depository Trust Company and its direct and indirect participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, on or about                           , 2010.

Joint Book-Running Managers
Barclays Capital		J.P. Morgan
Deutsche Bank Securities		Wells Fargo Securities

Co-Managers
BBVA Securities	BofA Merrill Lynch	Mitsubishi UFJ Securities	US Bancorp

Prospectus Supplement dated December     , 2010.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a universal shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (SEC). Under the shelf registration process, we may offer and sell securities in one or more offerings from time to time. In the accompanying prospectus, we provide you a general description of the securities we may offer from time to time under our shelf registration statement. This prospectus supplement describes the specific details regarding this offering, including the price, the aggregate principal amount of debt being offered and the risks of investing in our securities. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, the notes being offered and other information you should know before investing.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus supplement information that we file with them. This permits us to disclose important information to you by referring you to documents filed with the SEC. Any information incorporated by reference is considered part of this prospectus supplement, and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

  •
  our Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2009 (as amended by Amendment No. 1 on Form 10-K/A filed on November 15, 2010, and as updated by our Current Report on Form 8-K filed on September 30, 2010);

  •
  our Quarterly Reports on Form 10-Q and 10-Q/A for the quarterly periods ended March 31, 2010, June 30, 2010 (as amended by Amendment No. 1 on Form 10-Q/A filed on August 19, 2010) and September 30, 2010; and

  •
  our Current Reports on Form 8-K and 8-K/A filed on May 20, 2010 (as amended by Form 8-K/A filed on June 17, 2010), May 28, 2010, June 16, 2010, June 28, 2010, July 1, 2010, July 8, 2010, September 30, 2010, September 30, 2010, November 1, 2010 and November 3, 2010.

        In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (Exchange Act), subsequent to the date of this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are furnished rather than deemed "filed" under the Exchange Act).

        You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Questar Corporation, 180 East 100 South, P.O. Box 45433, Salt Lake City, Utah 84145-0433 (telephone number (801) 324-5699). These filings may also be obtained from our website at www.questar.com. Information on our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

S-ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement and the accompanying prospectus may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (Securities Act), and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "may," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

        Any or all forward-looking statements may turn out to be inaccurate. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus supplement. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

  •
  the risk factors discussed in this prospectus supplement, in the accompanying prospectus or, from time to time, in any document incorporated by reference herein;

  •
  changes in general economic conditions, including the performance of financial markets and interest rate changes;

  •
  changes in industry trends;

  •
  changes in laws or regulations; and

  •
  other factors, most of which are beyond our control.

        All forward-looking statements in this prospectus supplement are made as of the date hereof, and you should not place undue reliance on these statements without also considering the risks and uncertainties associated with these statements and our business that are discussed in this prospectus supplement, the accompanying prospectus and our other filings with the SEC. Although we believe that in making such statements our expectations are based on reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.

        We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

S-iii

SUMMARY

        This summary highlights information from this prospectus supplement and the accompanying prospectus to help you understand the notes. You should read carefully the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein for a more complete understanding of this offering. You should read "Risk Factors" beginning on page S-9 of this prospectus supplement and on page 5 of the accompanying prospectus for more information about important risks that you should consider before making a decision to purchase notes in this offering.

        Except in "The Offering" below and in "Description of Notes" herein and unless the context requires otherwise, references in this prospectus supplement to "Questar," the "Company," "we," "us" and "our" refer to Questar Corporation and its direct and indirect subsidiaries on a consolidated basis.

Questar Corporation

        We are a Rockies-based integrated natural gas holding company with three subsidiaries and complementary lines of business:

  •
  Questar Gas Company (Questar Gas) provides retail natural gas distribution in Utah, Wyoming and Idaho;

  •
  Questar Pipeline Company (Questar Pipeline) operates interstate natural gas pipeline transportation and storage facilities in the western United States;

  •
  Wexpro Company (Wexpro), develops and produces cost-of-service natural gas on behalf of Questar Gas Company.

        We are headquartered in Salt Lake City, Utah and our common stock trades on the New York Stock Exchange (NYSE:STR).

        We are a holding company, as that term is defined in the Public Utility Holding Company Act of 2005 (PUHCA 2005), because our subsidiary Questar Gas is a natural gas utility company. However, we have an exemption and waiver from provisions of PUHCA 2005 applicable to holding companies. We conduct all operations through subsidiaries and we perform certain management, legal, tax, financial, administrative and other services for our subsidiaries.

        Our corporate structure and major subsidiaries are set forth below:

Questar Gas—Retail Gas Distribution

        Questar Gas distributes natural gas as a public utility in Utah, southwestern Wyoming and a small portion of southeastern Idaho. In the 12 months ended September 30, 2010, Questar Gas generated approximately 23% of the Company's income from continuing operations. As of September 30, 2010, Questar Gas served approximately 900,000 sales and transportation customers. Questar Gas is the only non-municipal gas-distribution utility in Utah, where 97% of its customers are located. The Public Service Commission of Utah (PSCU), the Public Service Commission of Wyoming (PSCW) and the Public Utility Commission of Idaho have granted Questar Gas the necessary regulatory approvals to serve these areas. Questar Gas also has long-term franchises granted by communities and counties within its service area.

        Questar Gas growth is tied to the economic growth of Utah and southwestern Wyoming, where Questar Gas provides over 90% of the residential space heating and water heating in its service area. In the 12 months ended September 30, 2010, Questar Gas added approximately 14,000 customers, a 1.6% increase.

        Questar Gas faces the same risks as other local-distribution companies. These risks include revenue variations based on seasonal changes in demand, sufficient gas supplies, declining residential usage per customer, adequate distribution facilities and adverse regulatory decisions. Questar Gas's sales to residential and commercial customers are seasonal, with a substantial portion of such sales made during the heating season. The typical residential customer in Utah (defined as a customer using 80 decatherms per year) consumes over 77% of total gas requirements in the coldest six months of the year. Questar Gas, however, has a weather-normalization mechanism for its general-service customers. This mechanism adjusts the non-gas portion of a customer's monthly bill as the actual heating-degree days in the billing cycle are warmer or colder than normal. This mechanism reduces dramatic fluctuations in any given customer's monthly bill from year to year and reduces fluctuations in Questar Gas gross margin.

        In October 2006, the PSCU approved a pilot program for a conservation enabling tariff (CET) effective January 1, 2006, to promote energy conservation. Under Questar Gas's prior rate structure, non-gas revenues declined when average temperature-adjusted usage per customer declined while non-gas revenues increased when average temperature-adjusted usage per customer increased. Under the CET, Questar Gas's non-gas revenues are decoupled from the temperature-adjusted usage per customer. The tariff specifies a margin per customer for each month with differences to be deferred and recovered from customers or refunded to customers through periodic rate adjustments. These adjustments are limited to five percent of distribution non-gas revenues. Under the CET, Questar Gas recorded a $4.0 million revenue decrease in 2009 compared with a $1.0 million increase in 2008. In April 2010, the PSCU approved a continuation of the CET program for an indefinite future time period.

        In January 2007, the PSCU approved a demand-side management program (DSM) effective January 1, 2007. Under the DSM, Questar Gas encourages the conservation of natural gas through advertising, rebates for efficient homes and appliances, and energy audits. The costs related to the DSM are deferred and recovered from customers through periodic rate adjustments. Questar Gas received revenues for recovery of DSM costs amounting to $26.9 million in 2009 compared with $6.6 million in 2008. As of September 30, 2010, Questar Gas had a regulatory asset of $44.0 million for DSM costs to be recovered from customers.

        Questar Gas reduces gas supply risk with cost-of-service natural gas reserves. During 2009 Questar Gas satisfied 51% of its supply requirements with cost-of-service gas volumes. Wexpro produces cost-of-service gas, which is transported by Questar Pipeline. See Item 2 of Part I of Questar's Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (as supplemented by Notes 10 and 16 to the recast consolidated financial statements included in Item 8 of Part II of Exhibit 99.1 of

Questar's Current Report on Form 8-K filed on September 30, 2010) for more information on the Company's cost-of-service proved reserves. Questar Gas also has a balanced and diversified portfolio of gas-supply contracts for volumes produced in Wyoming, Colorado, and Utah.

        Questar Gas has designed its distribution system and annual gas-supply plan to handle peak design-day demand, which is defined as the estimated volume of gas that firm customers could use when the weather is extremely cold. For the 2009-2010 heating season, Questar Gas had an estimated peak design-day demand of 1,256 million decatherms (MMdth).

        Questar Gas has long-term contracts with Questar Pipeline for transportation and storage capacity at Clay Basin and three peak-day storage facilities. Questar Gas also has transportation contracts to take deliveries at several locations on the Kern River Pipeline.

        Questar Gas currently does not face direct competition from other distributors of natural gas for residential and commercial customers in its service area. Natural gas has historically enjoyed a favorable price comparison with other energy sources used by residential and commercial customers with the notable exceptions of electricity from coal-fired power plants and occasionally fuel oil when oil prices are low. Questar Gas provides transportation service to industrial customers who buy gas directly from other suppliers. Questar Gas earns lower margins on this transportation service than firm-sales service and faces the risk that it could lose customers to its competitor, Kern River Pipeline.

Questar Pipeline—Interstate Gas Transportation and Storage

        Questar Pipeline provides natural gas transportation and underground storage services in Wyoming, Utah and Colorado. Questar Pipeline and its subsidiaries generated approximately 35% of the Company's income from continuing operations in the 12 months ended September 30, 2010. As a "natural gas company" under the Natural Gas Act of 1938, Questar Pipeline and certain subsidiary pipeline companies are regulated by the Federal Energy Regulatory Commission (FERC) as to rates and charges for storage and transportation of natural gas in interstate commerce, construction of new facilities, and extensions or abandonments of service and facilities, accounting and other activities.

        Questar Pipeline and its subsidiaries own 2,568 miles of interstate pipeline with total firm capacity commitments of 4,666 thousand decatherms (Mdth) per day. Questar Pipeline's core-transportation system is located near large reserves of natural gas in six major Rocky Mountain producing areas. Questar Pipeline transports natural gas from these producing areas to other major pipeline systems and to the Questar Gas distribution system. In addition to this core system, Questar Pipeline, through wholly-owned subsidiaries, owns and operates the Overthrust Pipeline in southwestern Wyoming and the eastern segment of Southern Trails Pipeline, a 488-mile line that extends from the Blanco hub in the San Juan Basin to just inside the California state line. An additional 96 miles of Southern Trails Pipeline in California is not in service. Questar Pipeline owns 50% of White River Hub in western Colorado, which was placed in service in the fourth quarter of 2008. These facilities connect with six interstate pipeline systems and a major processing plant near Meeker, Colorado.

        Questar Pipeline owns and operates the Clay Basin storage facility, the largest underground-storage reservoir in the Rocky Mountain region. Through a subsidiary, Questar Pipeline also owns gathering lines and processing facilities near Price, Utah, which provide gas-processing services for third parties.

        Questar Pipeline's transportation system is nearly fully subscribed. The weighted-average remaining life of firm contracts on Questar Pipeline was 11.7 years as of September 30, 2010. All of Questar Pipeline's storage capacity is fully contracted with a weighted-average remaining life of 6.6 years as of September 30, 2010. Questar Pipeline faces the risk that it may not be able to recontract firm capacity when contract terms expire.

        Questar Pipeline's largest transportation customer is Questar Gas. During the 12 months ended September 30, 2010, Questar Pipeline transported 117.2 MMdth for Questar Gas compared to 117.6 MMdth in the 2009 period. Questar Gas has reserved firm-transportation capacity of 901 Mdth per day under long-term contracts. Questar Pipeline's primary transportation agreement with Questar Gas will expire on June 30, 2017.

        Questar Pipeline also transported 633.2 MMdth during the 12 months ended September 30, 2010, down 1% from the 2009 period, for nonaffiliated customers to pipelines owned by Kern River Pipeline, Northwest Pipeline, Colorado Interstate Gas, TransColorado, Wyoming Interstate Company, Rockies Express Pipeline and other systems. Rocky Mountain producers, marketers and end-users seek capacity on interstate pipelines that move gas to California, the Pacific Northwest or Midwestern markets. Questar Pipeline provides access for many producers to these third-party pipelines.

        Questar Pipeline competes for market growth with other natural gas transmission companies in the Rocky Mountain region and with other companies providing natural gas storage services. Some parties are building gathering lines that allow producers to make direct connections to competing pipeline systems.

Wexpro—Cost-of-Service Gas and Oil Production

        For the 12 months ended September 30, 2010, Wexpro generated approximately 47% of the Company's income from continuing operations. Wexpro develops and produces cost-of-service reserves for Questar Gas under the terms of the Wexpro Agreement, a long-standing comprehensive agreement with the states of Utah and Wyoming. Pursuant to the Wexpro Agreement, Wexpro recovers its costs and receives an unlevered, after-tax return of approximately 20% on its investment base. Wexpro's investment base is its investment in commercial wells and related facilities, adjusted for working capital and reduced for deferred income taxes and depreciation. The term of the Wexpro Agreement coincides with the productive life of the gas and oil properties covered therein. Wexpro's investment base totaled $445.6 million at September 30, 2010.

        Wexpro delivers natural gas production to Questar Gas at a price equal to Wexpro's cost-of-service. Cost-of-service gas satisfies about half of Questar Gas's annual supply requirement. Wexpro sells crude-oil production from certain oil-producing properties at market prices with the revenues used to recover operating expenses and to provide Wexpro a return on its investment. Any operating income remaining after recovery of expenses and Wexpro's return on investment is divided between Wexpro and Questar Gas, with Wexpro retaining 46%.

        Wexpro operates in the Rocky Mountain region of Wyoming, Utah and Colorado on a finite set of properties to develop an inventory of drilling locations on 158,000 gross acres, primarily in the Greater Green River Basin of western Wyoming. Wexpro conducts an infill development drilling program on resource play reserves characterized by continuous, aerially extensive hydrocarbon accumulations in tight sand reservoirs. Since the existence and distribution of hydrocarbons in infill drilling resource plays is well understood, we believe that development of these accumulations has lower risk than conventional discrete hydrocarbon accumulations. Resource plays typically require many wells, drilled at high density, to fully develop and produce. Development of resource play accumulations requires expertise in drilling large numbers of complex, highly deviated or horizontal development wells to depths sometimes in excess of 13,000 feet and application of advanced well stimulation techniques including hydraulic fracture stimulation to achieve economic production.

        Wexpro had 676.3 billion of cubic feet equivalent (Bcfe) of estimated proved reserves as of December 31, 2009, including approximately 495.5 Bcfe of proved developed reserves. Natural gas comprised about 96% of total proved reserves at year-end 2009. For the 12 months ended September 30, 2010, 91% of Wexpro's revenues were from Questar Gas.

Principal Executive Offices

        Our principal executive offices are located at 180 East 100 South, P.O. Box 45433, Salt Lake City, UT 84145-0433 and our telephone number is (801) 324-5000.

Recent Developments

        Spinoff of QEP Resources, Inc.    On June 30, 2010, we distributed all of the shares of QEP Resources, Inc. (QEP) (formerly Questar Market Resources, Inc.) common stock held by us to our shareholders as a tax-free, pro rata dividend, which we refer to as the Spinoff. Each of our shareholders received one share of QEP common stock for each share of Questar common stock held at the close of business on the record date for the Spinoff, including fractional shares. In connection therewith and prior to the Spinoff, QEP distributed Wexpro Company, its then wholly-owned subsidiary, by means of a dividend to us. In addition, we made a capital contribution of $250 million to QEP prior to the Spinoff.

        Senior Credit Facilities.    On June 30, 2010, we entered into a $350 million senior unsecured revolving credit agreement with a scheduled maturity date of July 1, 2013, with an option for us to extend the term for two successive one-year periods, and a $60 million letter of credit sub-facility. We also have an option to request increases in the aggregate commitments to an aggregate amount not to exceed $450 million. On June 30, 2010, we also entered into a $250 million 364-day senior unsecured revolving credit agreement.

The Offering

        The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section entitled "Description of Notes" in this prospectus supplement and the section entitled "Description of Debt Securities" in the accompanying prospectus. For purposes of this section of the summary and the "Description of Notes" included in this prospectus supplement, references to "Questar," the "Company," "we," "us" and "our" refer only to Questar Corporation and do not include its direct or indirect subsidiaries.

Issuer	Questar Corporation.
Notes offered	$ aggregate principal amount of % Senior Notes due .
Maturity	, .
Interest rates	Interest will be payable semi-annually in arrears on and of each year, commencing , 2011 at the rate of % per year.
Ranking
The notes will be our unsecured senior obligations and will rank equally in right of payment with our other unsecured and unsubordinated indebtedness from time to time outstanding and senior in right of payment to our unsecured subordinated indebtedness from time to time outstanding. Since we are a holding company, the claims of creditors of our subsidiaries will have priority over the claims of holders of the notes with respect to the assets of those subsidiaries. At September 30, 2010, our subsidiaries had approximately $831.1 million of outstanding indebtedness (excluding intercompany indebtedness). The indenture does not restrict the amount of indebtedness that we or our subsidiaries may incur.

As of September 30, 2010, on an as adjusted basis after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom as set forth under "Use of Proceeds," we would have had total consolidated indebtedness of approximately $ million (none of which would have been secured).
Optional redemption
We may redeem the notes, at any time in whole or from time to time in part, at the redemption price described in this prospectus supplement. See "Description of Notes—Optional Redemption" in this prospectus supplement.
Covenants
We will issue the notes under an indenture containing covenants for your benefit. These covenants will restrict our ability, and our ability to permit our subsidiaries, with certain exceptions, to incur debt secured by liens. These covenants will also restrict our ability, with certain exceptions, to merge or consolidate with another entity.

Use of proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discount and our estimated offering expenses, will be approximately $ million. We intend to use the net proceeds from this offering to repay short-term debt. See "Use of Proceeds" in this prospectus supplement.
Absence of established market for the notes	We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any automated quotation system. Currently, there is no public market for the notes.
Form and denomination
The notes will be represented by registered global securities registered in the name of Cede & Co., the nominee of the depositary, The Depository Trust Company ("DTC"). Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants, including Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme.
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk factors
Investing in the notes involves substantial risks. See "Risk Factors" and other information in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference herein or therein for a discussion of factors you should consider carefully before deciding to invest in the notes.
Trustee	Wells Fargo Bank, National Association.
Governing law	The notes and the indenture related to the notes will be governed by New York law.

Summary Financial Information

        The table shown below presents our summary consolidated continuing operations financial information as of the dates and for the periods indicated. The summary recast results reflect Questar's continuing operations after giving effect to the Spinoff. Consolidated financial information as of and for each of the years ended December 31, 2009, 2008 and 2007 has been derived from our audited consolidated financial statements. The summary financial information for the 12 months ended September 30, 2010 and 2009 has been derived from our unaudited consolidated financial statements, which, in the opinion of management, have been prepared on the same basis as the audited financial statements and include all adjustments necessary for a fair statement of the information. The results for the 12-month period ended September 30, 2010, are not necessarily indicative of the results that may be expected for the year ended December 31, 2010.

        This information is qualified in its entirety by reference to, and should be read together with (i) our Annual Report on Form 10-K for the year ended December 31, 2009 (as supplemented by our recast consolidated financial statements included our Current Report on Form 8-K filed on September 30, 2010) and (ii) our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 as recast, June 30, 2010 and September 30, 2010, all of which are incorporated herein by reference.

	12 Months Ended September 30,		Year Ended December 31,
(in millions)	2010 (recast)	2009 (recast)	2009 (recast)	2008 (recast)	2007 (recast)
	(unaudited)
Results of continuing operations
Revenues
Questar Gas	$891.5	$955.8	$918.9	$994.2	$927.6
Questar Pipeline	190.0	171.2	173.2	176.6	131.0
Wexpro	23.4	13.3	17.8	31.1	21.6

Total revenues	1,104.9	1,140.3	1,109.9	1,201.9.	1,080.2
Operating income	335.4	319.8	328.2	307.3	257.2
Income from continuing operations before income taxes	294.0	276.5	284.9	266.6	225.1
Income from continuing operations	184.0	178.3	180.5	172.2	145.8
Cash flow from continuing operations
Net cash provided by operating activities	$370.5	$429.4	$428.8	$271.5	$334.0
Net cash used in investing activities[1]	(529.4)	(301.0)	(249.8)	(357.0)	(494.7)
Net cash provided by (used in) financing activities	165.2	(128.4)	(167.5)	74.0	167.1
Continuing operations financial position
Total assets	$3,167.1	$3,024.5	$3,189.7	$3,115.7	$2,809.7
Long-term debt, less current portion	649.1	831.2	831.2	871.8	623.2
Total common shareholders' equity	974.4	1,065.9	1,136.6	992.5	985.1

1
For the 12 months ended September 30, 2010, net cash used in investing activities includes a $250 million capital contribution to QEP prior to the Spinoff.

RISK FACTORS

        This section describes some, but not all, of the risks of purchasing notes in this offering. The accompanying prospectus also contains a "Risk Factors" section beginning on page 5 thereof. You should carefully consider these risks, in addition to the risk factors and other information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus, including matters discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2009 and in our Current Report on Form 8-K filed with the SEC on June 16, 2010. You should carefully review the factors discussed below and the cautionary statements referred to in "Special Note Regarding Forward-Looking Statements." If any of the risks and uncertainties described below or incorporated by reference in this prospectus supplement actually occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Relating to the Notes

The notes will be unsecured and effectively subordinated to our and our subsidiaries' existing and future secured indebtedness.

        The notes will be general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and that of each of our subsidiaries to the extent of the value of the collateral securing the debt. As of September 30, 2010, neither we nor our subsidiaries had any secured indebtedness.

        If we or a subsidiary is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or that subsidiary will be entitled to be paid in full from our assets or the assets of the subsidiary, as applicable, securing that debt before any payment may be made with respect to the notes. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that does not rank junior to the notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the notes. As a result, holders of the notes would likely receive less, ratably, than holders of secured indebtedness.

Because we are a holding company, our ability to pay our debts depends upon the ability of our subsidiaries to pay dividends and to advance funds to us. In addition, our ability to participate in any distribution of our subsidiaries' assets is generally subject to the prior claims of our subsidiaries' creditors.

        Because we conduct our business primarily through our subsidiaries, our ability to pay our debts depends upon the earnings and cash flow of our subsidiaries and their ability to pay dividends and advance funds to us. Contractual and legal restrictions applicable to our subsidiaries could limit our ability to obtain cash from them. Our rights to participate in any distribution of our subsidiaries' assets upon their liquidation, reorganization or insolvency generally would be subject to the prior claims of the subsidiaries' creditors. As a result, any debt we may issue will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries. At September 30, 2010, our subsidiaries had approximately $831.1 million of outstanding indebtedness (excluding intercompany indebtedness). The indenture does not restrict the amount of indebtedness that we or our subsidiaries may incur.

In addition to our currently outstanding indebtedness, we may be able to borrow substantial additional unsecured indebtedness in the future.

        We may be able to incur substantial additional indebtedness in the future. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could increase. As of September 30, 2010, on an as adjusted basis after giving effect to the issuance and sale of the notes and the application of the net proceeds therefrom as set forth under "Use of Proceeds," we would have had total consolidated indebtedness of approximately $             million (none of which would have been

secured) and the ability to borrow up to $             million under our existing senior credit facilities. Our level of indebtedness may prevent us from engaging in certain transactions that might otherwise be beneficial to us by limiting our ability to obtain additional financing, limiting our flexibility in operating our business or otherwise. In addition, we could be at a competitive disadvantage against other less leveraged competitors that have more cash flow to devote to their business. Any of these factors could result in a material adverse effect on our business, financial condition, results of operations, business prospects and ability to satisfy our obligations under the notes.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the notes.

        The notes are a new issue of securities for which there is no established public market. We do not intend to have the notes listed on a national securities exchange. Therefore, we cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Although the underwriters have informed us that they intend to make a market in the notes after completion of the offering, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. Any such market-making will be subject to the limitations imposed by the Securities Act and the Exchange Act.

        We also cannot assure you that the market, if any, for the notes will be free from disruptions that cause price volatility or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The value of the notes could be substantially affected by various factors.

        The value of the notes will depend on many factors, which may change from time to time, including:

  •
  prevailing interest rates, increases in which may have an adverse effect on the value of the notes;

  •
  general economic and financial market conditions;

  •
  our financial condition, performance and prospects as well as our competitors' financial condition, performance and prospects;

  •
  changes in financial estimates or recommendations by securities analysts with respect to us, our competitors or our industry;

  •
  changes in our credit ratings;

  •
  actual or anticipated variations in quarterly operating results;

  •
  adverse market reaction to any securities we may issue or additional debt we incur in the future;

  •
  speculation in the press or investment community; and

  •
  the realization of any of the other risk factors included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

        In addition, many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

A downgrade in our credit rating could negatively impact our cost of and ability to access capital and the market value of the notes.

        Credit rating agencies rate our debt securities on factors that include our operating results, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. We cannot assure you that our credit ratings will not be downgraded in the future. A downgrade in our credit ratings or placement on a watch list for possible future downgrading could negatively impact our cost of capital or our ability to effectively execute aspects of our strategy and could have a material adverse effect on the market value of the notes. If we were to be downgraded, it could be difficult for us to raise debt in the public debt markets and the cost of any new debt could be much higher than our outstanding debt.

 USE OF PROCEEDS

        We estimate that the net proceeds from this offering, after deducting the underwriting discount and our estimated offering expenses, will be approximately $             million. We intend to use the net proceeds from this offering to repay short-term commercial paper debt. As of December 6, 2010, the weighted average interest rate of our short-term commercial paper debt to be retired was approximately 0.36% and our outstanding commercial paper balance was $452 million, with maturity dates ranging from one to 45 days. This debt was incurred for working capital purposes and to fund our capital contribution to QEP prior to the Spinoff.

CAPITALIZATION

        The following table sets forth our capitalization as of September 30, 2010:

  •
  on a consolidated unaudited historical basis; and

  •
  on a pro forma basis to give effect to the issuance and sale of $        million in aggregate principal amount of notes in this offering and application of the estimated net proceeds thereof as described in "Use of Proceeds."

        You should read this table in conjunction with our consolidated unaudited financial statements, including the notes to such financial statements, set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, which is incorporated herein by reference.

	As of September 30, 2010
	Historical	Pro Forma
	(in millions, unaudited)
Short-term debt:
Commercial paper outstanding	$395.0	$
Long-term debt (including current maturities):
Questar Corporation % senior notes due	—
Questar Pipeline
Medium term notes 6.45% to 7.55% due 2011 to 2018	210.2		210.2
5.83% notes due 2018	250.0		250.0
Questar Gas
Medium term notes 5.02% to 6.91% due 2011 to 2018	220.0		220.0
6.30% notes due 2018	50.0		50.0
7.20% notes due 2038	100.0		100.0

Total long-term debt outstanding	830.2
Plus net unamortized debt premium	0.9

Total long-term debt (including current maturities)	831.1
Common shareholders' equity	974.4		974.4

Total capitalization	$2,200.5	$

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings from continuing operations to fixed charges (i) on a historical basis for the five fiscal years in the period ended December 31, 2009 and for the nine months ended September 30, 2010 and 2009 and (ii) on a pro forma basis for the year ended December 31, 2009 and for the nine months ended September 30, 2010 after giving effect to this offering and the application of the net proceeds from this offering as described in "Use of Proceeds." Each ratio excludes from the numerator historical earnings from operations that were discontinued on June 30, 2010, but includes in the denominator historical fixed charges associated with those discontinued operations.

	Pro Forma		Historical
			Nine Months Ended September 30,
					Year Ended December 31,
	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
			2010	2009	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges			3.3	2.9	3.1	2.8	3.4	3.6	3.3

        For purposes of this presentation, earnings represent income from continuing operations before income taxes, adjusted for fixed charges and distributions of equity investees. Income from continuing operations before income taxes includes Questar's share of pretax earnings of equity investees. Fixed charges consist of total interest charges (expensed and capitalized) for both continuing operations and discontinued operations, amortization of debt issuance costs and losses from reacquired debt and the interest portion of rental expense estimated at 50%.

        In computing the pro forma ratio, the actual ratio is adjusted by the pro forma interest expense (net) amount calculated as follows:

        (1)   add to actual fixed charges the increase in interest costs resulting from the proposed issuance of new debt; and

        (2)   deduct from actual fixed charges the decrease in interest costs resulting from the retirement of any debt presently outstanding (but only for the period of time outstanding if less than one year) which will be retired with the proceeds from the proposed offering.

DESCRIPTION OF NOTES

General

        We will issue the notes under an indenture dated as of December     , 2010, between us and Wells Fargo Bank, National Association, as trustee. The following description is only a summary of certain provisions of the indenture. This summary description is not meant to be a complete description of the indenture or the terms of the notes. We urge you to read the indenture because it, and not this description, defines your rights as holders of the notes. The following description of the particular terms of the notes supplements the description in the accompanying prospectus of the general terms and provisions of our debt securities. To the extent that the following description of the notes is inconsistent with that general description, the following description replaces that in the accompanying prospectus. Terms not otherwise defined below will have the meaning assigned to them in the indenture. When we refer to securities, we refer to all debt securities that we may issue in the future under the indenture, including the notes.

        In this description, the words "Questar," the "Company," "we," "us" and "our" refer only to Questar Corporation and do not include its direct or indirect subsidiaries.

Ranking

        The notes will be our unsecured senior obligations and will rank equally in right of payment with our other unsecured and unsubordinated indebtedness from time to time outstanding and senior in right of payment to our unsecured subordinated indebtedness from time to time outstanding. The notes are our obligations exclusively, and are not obligations of our subsidiaries. Since we are a holding company, claims of creditors of our subsidiaries will have priority over the claims of holders of these notes with respect to the assets of those subsidiaries. At September 30, 2010, our subsidiaries had approximately $831.1 million of outstanding indebtedness (excluding intercompany indebtedness), all of which is structurally senior to the claims of the holders of the notes. Other than a limitation on liens covenant, the indenture does not contain restrictive covenants which would require us to maintain certain financial ratios or restrict our ability to incur additional indebtedness. The covenants contained in the indenture would not necessarily afford holders of the notes protection if a highly leveraged transaction involving us were to adversely affect holders. In addition to the notes we are offering in this prospectus supplement, the indenture provides for the issuance of additional securities in one or more series, without limitation as to aggregate principal amount.

Denominations, Principal, Maturity and Interest

        The notes will initially be issued in an aggregate principal amount of $            and will mature on                        ,         . We may, from time to time, without the consent of the holders of the notes, reopen this series of notes and issue additional notes of the same series having the same terms (except for the issue date, offering and sale prices and, in some cases, the first interest payment date) provided that any additional notes will be fungible with existing notes for U.S. federal income tax purposes. The notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. References in this "Description of Notes" section to the "notes" include the notes originally issued in accordance with this prospectus supplement and any additional notes subsequently issued under the indenture. The notes will be issued in fully registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        Interest at the annual rate for the notes set forth on the cover page of this prospectus supplement is payable semi-annually in arrears on            and             of each year, commencing                        , 2011. We will make each interest payment to the persons who are registered holders of the notes at the close of business on the preceding              and            , respectively. Interest will be computed on the

basis of a 360-day year consisting of twelve months of 30 days each. Interest will accrue from December     , 2010. If any interest payment date, maturity date or redemption date falls on a day that is not a business day, the payment will be made on the next business day and no interest will accrue for the period from and after such interest payment date, maturity date or redemption date.

Optional Redemption

        The notes may be redeemed at our option, at any time in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, upon not less than 30 nor more than 60 days' notice at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points, plus, in each case, accrued interest on the notes to the date of redemption (provided that interest payments due on or prior to the redemption date will be paid to the record holders of such notes on the relevant record date).

        For the purposes of the notes:

        "Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated (on a day count basis) maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

        "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Reference Treasury Dealer" means at least four primary U.S. Government securities dealers in The City of New York as we shall select.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such redemption date.

        Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. If less than all of the notes are to be redeemed, the trustee will select the notes to be redeemed pro rata, by lot or by another method as the trustee shall deem fair and appropriate.

        Except as described above, the notes will not be redeemable by us prior to maturity, will not be subject to repurchase by us at the option of the holders prior to maturity and will not be entitled to the benefit of any sinking fund or mandatory redemption provisions.

Paying Agents and Transfer Agents

        The trustee will be appointed as paying agent and transfer agent for the notes. Payments on the notes will be made in U.S. dollars at the office of the trustee and any paying agent. At our option, however, payments may be made by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the security register.

Other

        We may at any time purchase notes on the open market or otherwise at any price. We will surrender all notes that we redeem or purchase to the trustee for cancellation. We may not reissue or resell any of these notes.

Book-Entry Delivery and Settlement

  Global Notes

        We will issue the notes in the form of one or more permanent global notes in definitive, fully registered, book-entry form without coupons. The global notes will be deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee.

  DTC, Clearstream and Euroclear

        Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, société anonyme ("Clearstream"), or Euroclear Bank S.A./N.V. (the "Euroclear Operator"), as operator of the Euroclear System (in Europe) ("Euroclear"), either directly if they are participants of such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the U.S. depositaries' names on the books of DTC.

        DTC has advised us as follows:

  •
  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

  •
  DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC's participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants' accounts. This eliminates the need for physical movement of securities certificates.

  •
  Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

  •
  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

  •
  The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. Neither we, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

        We expect that under procedures established by DTC:

  •
  upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants with portions of the principal amounts of the global notes; and

  •
  ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

        The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC's system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

        So long as DTC or its nominee is the registered owner and holder of a global note, DTC or that nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of notes under the indenture or the global note.

        Neither we, the underwriters nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the notes.

        Payments on the notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in "street name" and will be the responsibility of those participants.

        Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

        Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

        Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds and would also be subject to DTC's rules and procedures.

        Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the global notes through these systems and wish on a particular day to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

        Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

        We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes if:

  •
  we receive notice from DTC that it is unwilling or unable to continue as depository for the global notes or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary for the global notes registered as clearing agency under the Exchange Act within 90 days after the date we receive such notice or learn that DTC has ceased to be so registered;

  •
  an event of default has occurred and is continuing; or

  •
  we, in our sole discretion, determine not to have the notes represented by a global note.

        Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain United States federal income tax consequences relevant to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), United States Treasury Regulations issued thereunder, Internal Revenue Service ("IRS") rulings and pronouncements, and judicial decisions, all as of the date hereof and all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and there can be no assurance that the IRS will agree with such statements and conclusions.

        This discussion does not address all of the United States federal income tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules, including, without limitation:

  •
  banks, insurance companies and other financial institutions;

  •
  United States expatriates and certain former citizens or long-term residents of the United States;

  •
  holders subject to the alternative minimum tax;

  •
  dealers in securities or currencies;

  •
  traders in securities;

  •
  partnerships, S corporations or other pass-through entities;

  •
  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  •
  tax-exempt organizations;

  •
  persons holding the notes as part of a "straddle," "conversion transaction" or other risk reduction transaction; and

  •
  persons deemed to sell the notes under the constructive sale provisions of the Code.

        In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the notes are sold to the public for cash). Moreover, the effects of other United States federal tax laws (such as estate and gift tax laws) and any applicable state, local or foreign tax laws are not discussed. The discussion deals only with notes held as "capital assets" within the meaning of Section 1221 of the Code.

        If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of the partners in the partnership generally will depend on the status of the particular partner in question and the activities of the partnership. Such partners should consult their tax advisors as to the specific tax consequences to them of holding the notes indirectly through ownership of their partnership interests.

        YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

  U.S. Holders

        The following is a summary of the material United States federal income tax consequences that will apply to you if you are a "U.S. Holder" of the notes. As used herein, "U.S. Holder" means a beneficial owner of the notes who is for United States federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to United States federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

  Payments of Interest

        Stated interest on the notes generally will be taxable to a U.S. Holder as ordinary income at the time that such interest is received or accrued, in accordance with such U.S. Holder's method of tax accounting for United States federal income tax purposes.

  Additional Payments

        In certain circumstances (see "Description of Notes—Optional Redemption"), we may be obligated to make payments in excess of stated interest and the principal amount of the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will have to be paid. Assuming such position is respected, any amounts paid to a U.S. Holder pursuant to any such redemption or repurchase, as applicable, would be taxable as described below in "—U.S. Holders—Sale or Other Taxable Disposition of Notes." Our position is binding on a U.S. Holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. The IRS, however, may take a position contrary to our position, which could affect the timing and character of a U.S. Holder's income and the timing of our deductions with respect to the notes. U.S. Holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

  Sale or Other Taxable Disposition of Notes

        A U.S. Holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid interest, which will be taxable as interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will be equal to the amount that the U.S. Holder paid for the note. Any gain or loss will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. Holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to a reduced rate. The deductibility of capital losses is subject to limitations.

  Information Reporting and Backup Withholding

        A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest payments on the notes or upon the proceeds received upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain holders are generally not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

  •
  fails to furnish the holder's taxpayer identification number ("TIN"), which, for an individual, is ordinarily his or her social security number;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that the holder has failed properly to report payments of interest or dividends; or

  •
  fails to certify, under penalties of perjury, that the holder has furnished a correct TIN and that the IRS has not notified the holder that the holder is subject to backup withholding.

        U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax, and taxpayers may use amounts withheld as a credit against their United States federal income tax liability or may claim a refund if they timely provide certain information to the IRS.

  Non-U.S. Holders

        The following is a summary of the material United States federal income tax consequences that will apply to you if you are a "Non-U.S. Holder" of the notes. A "Non-U.S. Holder" is a beneficial owner of the notes who is not a U.S. Holder. Special rules may apply to Non-U.S. Holders that are subject to special treatment under the Code, including controlled foreign corporations, passive foreign investment companies, U.S. expatriates, and foreign persons eligible for benefits under an applicable income tax treaty with the United States. Such Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

  Payments of Interest

        Interest paid on a note to a Non-U.S. Holder that is not effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business generally will not be subject to United States federal withholding tax of 30% (or, if applicable, a lower treaty rate) provided that:

  •
  such holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

  •
  such holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership and is not a bank that received such note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  either (1) the Non-U.S. Holder certifies in a statement provided to us or the paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Code and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the note on behalf of the Non-U.S. Holder certifies to us or the paying agent under penalties of perjury that it, or the financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder a statement, under penalties of perjury, that such holder is not a United States person and provides us or the paying agent with a copy of such statement or (3) the Non-U.S. Holder holds its note directly through a "qualified intermediary" and certain conditions are satisfied.

        Even if the above conditions are not met, a Non-U.S. Holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the Non-U.S. Holder provides us or our agent with a properly executed (1) IRS Form W-8BEN claiming an exemption from or reduction of the withholding tax under the benefit of a tax treaty between the United States and the Non-U.S. Holder's country of residence, or (2) IRS Form W-8ECI stating that interest paid on a note is not subject to withholding tax because it is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States.

        If interest paid to a Non-U.S. Holder is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a U.S. permanent establishment to which such interest is attributable), then, although exempt from U.S. federal withholding tax (provided the Non-U.S. Holder provides appropriate certification), the Non-U.S. Holder generally will be subject to U.S. federal income tax on such interest in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, if the Non-U.S. Holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% or lower applicable treaty rate.

  Sale or Other Taxable Disposition of Notes

        Any gain realized by a Non-U.S. Holder on the sale, exchange, retirement, redemption or other disposition of a note generally will not be subject to U.S. federal income tax (other than any amount allocable to accrued and unpaid interest, which is taxable as interest and may be subject to the rules discussed above in "—Payments of Interest") unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a U.S. permanent establishment to which such gain is attributable); or

  •
  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition, and certain conditions are met.

        A Non-U.S. Holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale generally in the same manner as if such Non-U.S. Holder were a U.S. Holder, and if such Non-U.S. Holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a lower rate if so specified by an applicable income tax treaty). A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or, if applicable, a lower treaty rate) on the gain derived from the sale, which may be offset by certain U.S. source capital losses, even though the Non-U.S. Holder is not considered a resident of the United States.

        In certain circumstances (see "U.S. Holders—Additional Payments"), we may be obligated to pay amounts in excess of stated interest and principal on the notes. Such payments would be treated as additional amounts paid for the notes and subject to the rules discussed above.

  Information Reporting and Backup Withholding

        A Non-U.S. Holder generally will not be subject to backup withholding and information reporting with respect to payments that we make to the Non-U.S. Holder, provided that we do not have actual knowledge or reason to know that such holder is a "United States person," within the meaning of the Code, and the holder has given us the statement described above under "Non-U.S. Holders—Payments of Interest." In addition, a Non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note (including a retirement or redemption of a note) within the United States or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. However, we may be required to report annually to the IRS and to the Non-U.S. Holder the amount of, and the tax withheld with respect to, any interest paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

        A Non-U.S. Holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder's United States federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

UNDERWRITING

        Barclays Capital Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters severally have agreed to purchase from us, the principal amount of the notes listed opposite their names below.

Underwriter	Principal Amount of Notes
Barclays Capital Inc.	$
J.P. Morgan Securities LLC
Deutsche Bank Securities Inc.
Wells Fargo Securities, LLC
BBVA Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Mitsubishi UFJ Securities (USA), Inc.
U.S. Bancorp Investments, Inc.

Total	$

        The underwriters have agreed to purchase all of the notes sold pursuant to the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

        The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

        The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price on the cover page of this prospectus supplement, and may offer the notes to dealers at that price less a concession not in excess of        % of the principal amount of the notes. The underwriters may allow, and the dealers may re-allow, a discount not in excess of        % of the principal amount of the notes to other dealers. After the initial public offering, the offering price and other selling terms may be changed.

        We estimate that our share of the total expenses of this offering, not including the underwriting discount, will be approximately $        million.

        The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

	Per Note		Total
Underwriting discount		%	$

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        We have agreed, with exceptions, not to sell or transfer any of our debt securities, other than securities representing commercial bank debt, intercompany debt or commercial paper debt, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically we have agreed not to directly or indirectly:

  •
  issue, sell, offer, pledge, or contract to sell any debt securities;

  •
  grant any option, right or warrant for the sale of any debt securities;

  •
  lend or otherwise transfer or dispose of any debt securities.

        This lockup provision applies to debt securities and to any securities convertible into, or exercisable or exchangeable for, debt securities.

        The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

        In connection with the offering, the underwriters are permitted to engage in transactions that stabilize the market price of the notes. Such transactions consist of bids or purchases to peg, fix or maintain the price of the notes. If the underwriters create a short position in the notes in connection with the offering, i.e., if they sell more notes than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing notes in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

        It is expected that delivery of the notes will be made against payment therefor on the date specified on the front cover of this prospectus supplement, which is the fifth business day following the pricing of this offering. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are generally required to settle in three business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of pricing or the next succeeding business day will be required to specify alternate settlement cycles at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes on the date of pricing or the next succeeding business should consult their own advisor.

        Each underwriter has represented and agreed that:

          (a)   in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

            (i)    to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

            (ii)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

            (iii)  to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriters for any such offer; or

            (iv)  in any other circumstances which does not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression of an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          (b)   (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the U.K. Financial Services and Markets Act 2000 ("FSMA") by us;

          (c)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of FSMA does not apply to us; and

          (d)   it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

        The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions.

LEGAL MATTERS

        Latham & Watkins LLP, Houston, Texas, will pass upon the validity of the notes offered hereby for Questar. Certain matters will be passed upon for the underwriters by Sidley Austin LLP, San Francisco, California.

EXPERTS

        Our consolidated financial statements appearing in our Current Report on Form 8-K filed with the SEC on September 30, 2010, which updates Item 8 of our Annual Report on Form 10-K (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our natural gas and oil reserves has been derived from the reports of Ryder Scott Company L.P., independent reservoir engineering consultants, and has been included and incorporated by reference herein upon the authority of such firm as experts with respect to matters covered by such reports and in giving such reports.

PROSPECTUS

QUESTAR CORPORATION

Senior Debt Securities

Subordinated Debt Securities

        We may offer, issue and sell senior or subordinated debt securities from time to time. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Investing in our securities involves risks. Please read carefully the section entitled "Risk Factors" beginning on page 5 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 30, 2010.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer, issue and sell debt securities, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus we may provide you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement is accurate as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

WHERE YOU CAN FIND MORE INFORMATION

        We file reports and other information with the SEC (File No. 001-08796). These reports and other information can be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0213. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information that is included in the registration statement and the accompanying exhibits and schedules. You will find additional information about us in the registration statement and the accompanying exhibits and schedules. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with them. This permits us to disclose important information to you by referring you to documents filed with the SEC. Any information incorporated by reference is considered part of this prospectus, and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference (excluding information deemed to be furnished and not filed with the SEC) the following documents which we have filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

  •
  our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010 and June 30, 2010; and

  •
  our Current Reports on Form 8-K filed on February 18, 2010, April 29, 2010, May 20, 2010, May 28, 2010, June 16, 2010, June 17, 2010, June 28, 2010, July 1, 2010, July 8, 2010, September 29, 2010 and September 30, 2010.

        In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this filing shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of filing of such documents with the SEC (other than any portions of any such documents that are furnished rather than deemed "filed" under the Exchange Act).

        You may request a copy of our filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing or calling us at Questar Corporation, 180 East 100 South , P.O. Box 45433, Salt Lake City, Utah 84145-0433 (telephone number (801) 324-5699). These filings may also be obtained from our website at www.questar.com.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the accompanying prospectus supplement, together with any information we incorporate by reference, may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "may," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

        Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance, and there are no guarantees about the performance of any securities offered by this prospectus. Actual results could differ materially from those expressed or implied in the forward-looking statements. Among factors that could cause actual results to differ materially are:

  •
  the risk factors discussed in this prospectus or listed from time to time in prospectus supplements or any document we incorporate by reference;

  •
  changes in general economic conditions, including the performance of financial markets and interest rate changes;

  •
  changes in industry trends;

  •
  changes in laws or regulations; and

  •
  other factors, most of which are beyond our control.

We do not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures we make on related subjects in reports filed with the SEC.

QUESTAR CORPORATION

The Company

        We are a Rockies-based integrated natural gas company with three complementary lines of business:

  •
  Wexpro Company, or Wexpro, develops and produces natural gas from cost-of-service reserves for Questar Gas Company;

  •
  Questar Pipeline Company, or Questar Pipeline, operates interstate natural gas pipelines and storage facilities in the western United States and provides other energy services;

  •
  Questar Gas Company, or Questar Gas, provides retail natural gas distribution services in Utah, Wyoming and Idaho.

        We are a holding company, as that term is defined in the Public Utility Holding Company Act of 2005 (PUHCA 2005), because our subsidiary Questar Gas Company is a natural gas utility company. We do, however, have an exemption and waiver from provisions of PUHCA 2005 applicable to holding companies. We operate in the Rocky Mountain region of the United States of America and are headquartered in Salt Lake City, Utah. We conduct all of our operations through our subsidiaries; however we perform certain management, legal, tax, administrative and other services for our subsidiaries.

        Shares of our common stock trade on the New York Stock Exchange (NYSE:STR).

Principal Executive Offices

        Our principal executive offices are located at 180 East 100 South, P.O. Box 45433, Salt Lake City, UT 84145-0433 and our telephone number is (801) 324-5000.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and the other documents information contained or incorporated by reference into this prospectus, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section above entitled "Special Note Regarding Forward-Looking Statements."

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we plan to use the net proceeds from the sale of the securities by this prospectus for general corporate purposes, including repayment or refinancings of debt, capital expenditures and working capital.

RATIO OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings from continuing operations to fixed charges for the periods indicated is stated below. Each ratio excludes from the numerator historical earnings from operations that were discontinued on June 30, 2010, but includes in the denominator historical fixed charges associated with those discontinued operations. We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

	Six Months Ended June 30,		Year Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Ratio of Earnings to Fixed Charges	3.2	3.3	3.1	2.8	3.4	3.6	3.3

        For purposes of this presentation, earnings represent income from continuing operations before income taxes, adjusted for fixed charges and distributions of equity investees. Income from continuing operations before income taxes includes Questar's share of pretax earnings of equity investees. Fixed charges consist of total interest charges (expensed and capitalized) for both continuing operations and discontinued operations, amortization of debt issuance costs and losses from reacquired debt and the interest portion of rental expense estimated at 50%.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under a separate indenture to be entered into between us and a trustee that we will name in the prospectus supplement (the "senior indenture") and subordinated debt securities under a separate indenture to be entered into between us and a trustee that we will name in the prospectus supplement (the "subordinated indenture"). In this description, we sometimes call the senior indenture and the subordinated indenture the "indentures."

        We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed the forms of the indentures with the SEC as exhibits to this registration statement, and we will include the applicable final indenture and any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read "Incorporation by Reference."

        In this summary description of debt securities, unless we state otherwise or the context clearly indicates, all references to "we," "our," or "us" refer to Questar Corporation only and not its subsidiaries or affiliates.

General

        The senior debt securities will constitute senior debt and will rank equally with all our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in the prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance.

        Unless we inform you otherwise in the prospectus supplement, the indentures and the debt securities will not contain:

  •
  any covenants or other provisions designed to protect holders of the debt securities in the event we participate in a highly leveraged transaction or upon a change of control; or

  •
  provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  whether the debt securities are senior debt securities or subordinated debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for redemption or early repayment;

  •
  any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

  •
  the dates on which, the price at which and the conditions (if any) under which we will repurchase debt securities at the option of the holders or the holders of debt securities;

  •
  the denominations in which we may issue the debt securities;

  •
  whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments on the debt securities will be payable by reference to any index or formula;

  •
  the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants this prospectus describes;

  •
  any restrictions or other provisions relating to the transfer or exchange of the debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities issued by us; and

  •
  any other terms of the debt securities, whether in addition to, or by modification or deletion of, the terms described herein.

        We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. Those debt securities may bear no interest or may bear interest at a rate that at the time of issuance is below market rates.

Subordination

        Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

  •
  we fail to pay the principal of, premium, if any, interest or any other amounts on any Senior Debt when due; or

  •
  we default in performing any other covenant (a "covenant default") in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

        Unless we inform you otherwise in the prospectus supplement, a covenant default under the subordinated indenture will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

        The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

        Unless we inform you otherwise in the prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

        Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all notes or other indebtedness, including guarantees, of Questar for money borrowed and similar obligations, unless the terms of such indebtedness state that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets

        The indentures generally will permit a consolidation or merger between us and another entity. They also will permit the sale by us of our assets substantially as an entirety. The indentures will provide, however, that we may consolidate with another entity to form a new entity or merge into any other entity or transfer or dispose of our assets substantially as an entirety to any other entity only if:

  •
  the resulting or surviving entity assumes the due and punctual payments on the debt securities and the performance of our covenants and obligations under the applicable indenture and the debt securities;

  •
  immediately after giving effect to the transaction, no default or event of default would occur and be continuing; and

  •
  we deliver an officer's certificate and opinion of counsel stating that such transaction complies with the indenture.

Restrictive Covenant—Limitation on Liens

        Subject to certain exceptions, we will not, and will not permit any subsidiary to, create, assume or suffer to exist, otherwise than in favor of us or a subsidiary, any mortgage, pledge, lien, encumbrance or security interest (collectively, "Liens") upon any of our properties or assets or upon any income or profits therefrom unless the debt securities shall be equally and ratably secured. This prohibition will not apply to:

  •
  Liens existing as of the date of the indenture;

  •
  any purchase money mortgage or Lien created to secure all or part of the purchase price of any property (or to secure a loan made to us or any subsidiary to enable us or it to acquire such property), provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and the income or profits therefrom;

  •
  Liens on any property at the time of the acquisition thereof, whether or not assumed by us or a subsidiary; provided that such Lien shall extend only to the property so acquired, improvements thereon, replacements thereof and income or profits therefrom;

  •
  Liens on any property or any contract for the sale of any product or service, or any rights thereunder or any proceeds therefrom, acquired or constructed by us or a subsidiary and created within one year after the later of: (i) the completion of such acquisition or construction or (ii) the commencement of operation of the property, provided that such Lien shall extend only to the property so acquired or constructed, improvements thereon, replacements thereof and income or profits therefrom;

  •
  Liens on the property or assets of subsidiaries outstanding at the time they become subsidiaries;

  •
  Liens created or assumed by us or a subsidiary on coal, geothermal, oil, natural gas, inert gas, other hydrocarbon or mineral properties owned or leased by us or a subsidiary to secure loans to us or a subsidiary, for the purpose of developing such properties;

  •
  Liens on any investment (as defined in the indenture) of ours or that of a subsidiary of ours in any person other than a subsidiary or on any security representing any investment of ours or a subsidiary of ours;

  •
  any Lien not otherwise permitted by the indenture, provided that after giving effect to such Lien the sum of all indebtedness of us and our subsidiaries secured by Liens not otherwise permitted by the indenture and all attributable debt (as defined in the indenture) of us and our subsidiaries (to the extent not included in indebtedness secured by Liens not otherwise permitted) does not exceed 10% of our consolidated capitalization (as defined in the indenture);

  •
  any refunding or extension of maturity, in whole or in part, of any obligation or indebtedness secured by certain permitted Liens, provided that the principal amount of the obligation or indebtedness secured by such refunding or extension shall not exceed the principal amount of the obligation or indebtedness then outstanding and shall be limited in lien to the same or substituted property and after acquired property that secured the refunded or extended obligation or indebtedness;

  •
  Liens upon any office equipment, data processing equipment or any motor vehicles, tractors or trailers;

  •
  Liens of or upon or in current assets of ours or a subsidiary of ours created or assumed to secure indebtedness incurred in the ordinary course of business;

  •
  any Lien which is payable, both with respect to principal and interest, solely out of the proceeds of natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals to be produced from the property subject thereto and to be sold or delivered by us or a subsidiary of ours;

  •
  Liens to secure indebtedness incurred to finance advances made by us or any subsidiary of ours to any third party for the purpose of financing oil, natural gas, hydrocarbon, inert gas or other mineral exploration or development, provided that such Liens shall extend only to our receivables or that of such subsidiary in respect of such advances;

  •
  any rights reserved in others to take or reserve any part of the natural gas, oil, coal, geothermal resources, inert gas, hydrocarbons or minerals produced at any time on any property of ours or a subsidiary of ours; and

  •
  Liens which secure indebtedness of a subsidiary of ours.

        Also excepted from the general prohibition are various other liens, such as mechanics' or materialmen's liens, certain governmental liens, leases, certain judgment liens, and certain liens arising in connection with leases (including pursuant to sale and leaseback transactions), easements and rights of way.

        Unless an accompanying prospectus supplement or free writing prospectus states otherwise, the above restrictive covenant shall apply to each series of debt securities.

Events of Default

        Unless we inform you otherwise in the prospectus supplement, the following will be events of default with respect to a series of debt securities:

  •
  our failure to pay interest or any required additional amounts on any debt securities of that series for 30 days;

  •
  our failure to pay principal of or any premium on any debt securities of that series when due;

  •
  our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 days;

  •
  our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving our bankruptcy, insolvency or reorganization; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 33 1/3% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 33 1/3% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

        A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default for that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holder or holders offer to the trustee indemnity satisfactory to it;

  •
  the trustee fails to act for a period of 90 days after receipt of notice and offer of indemnity; and

  •
  during that 90-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the applicable trustee; and

  •
  exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

        Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

        We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

  •
  change the stated maturity of any debt security;

  •
  reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on any debt security;

  •
  make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

  •
  impair the holder's right to institute suit for the enforcement of any payment on any debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture's provisions for modification;

  •
  waive a continuing default or event of default regarding any payment on any debt security; or

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

        We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of our obligations under the indenture by a successor upon any merger, consolidation or asset transfer;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

  •
  to add events of default with respect to any debt securities;

  •
  to make any change that does not adversely affect any outstanding debt securities of any series in any material respect;

  •
  to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect; and

  •
  to provide for the acceptance of a successor or another trustee.

        The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

        The consent of the holders is not necessary under either indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under an indenture becomes effective, we are required to mail to the holders of debt securities thereunder a notice briefly describing such amendment. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the amendment.

Discharge and Defeasance

        We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights, to register the transfer or exchange of the debt securities and to compensate the Trustee, its agents and counsel for fees and expenses due under the applicable Indenture, if:

  •
  all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

  •
  all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we irrevocably deposit with the applicable trustee funds or government securities sufficient in the opinion of a nationally recognized firm of independent public accountants to make payments on the debt securities of that series on the dates those payments are due.

        To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers' certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

        In addition to our right of discharge described above, we may deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

  •
  we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive ("covenant defeasance").

        If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

  •
  register the transfer or exchange of debt securities;

  •
  replace stolen, lost or mutilated debt securities; and

  •
  maintain paying agencies and hold moneys for payment in trust.

        Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for United States federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the United States Internal Revenue Service or a change in law to that effect.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Trustee

        If an event of default occurs and is continuing under any of the indentures, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs. The trustee will become obligated to exercise any of its powers under the applicable indenture at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity satisfactory to it.

        Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If it acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

        We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

        Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If the prospectus supplement refers to any transfer agents initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

        In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

  •
  during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

  •
  if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agents

        Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder's registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in the prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless we inform you otherwise in the prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

        We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depository arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

PLAN OF DISTRIBUTION

        We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, (3) through agents or (4) a combination of any of these methods. The prospectus supplement will set forth the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us;

  •
  the net proceeds we will receive from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  the initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of the offered securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        The underwriters may change from time to time the public offering price and any discounts, concessions or commissions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we may sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of these securities.

        We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In addition, we may offer securities through at-the-market transactions. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from selected types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

        We may have agreements with firms, agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the firms, agents, dealers or underwriters may be required to make. Such firms, agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for any of our offered securities will develop.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the offered securities and other matters in connection with any offering of the securities will be passed on by us by Thomas C. Jepperson, Esq., Vice President and General Counsel for Questar Corporation, and Latham & Watkins LLP, Houston, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

        Our consolidated financial statements appearing in our Current Report on Form 8-K filed September 29, 2010, which updates Item 8 of our Annual Report on Form 10-K for the year-ended December 31, 2009 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

        Certain information with respect to our natural gas and oil reserves has been derived from the reports of Ryder Scott Company L.P., independent reservoir engineering consultants, and has been included and incorporated by reference in this prospectus upon the authority of such firm as experts with respect to matters covered by such reports and in giving such reports.

$

Questar Corporation

         % Senior Notes due

PROSPECTUS SUPPLEMENT

December              , 2010

Joint Book-Running Managers

Barclays Capital
J.P. Morgan
Deutsche Bank Securities
Wells Fargo Securities

Co-Managers
BBVA Securities
BofA Merrill Lynch
Mitsubishi UFJ Securities
US Bancorp